Exhibit 99.5

Silent Seconds
Aggregate

                                                UPB              %
Silent Seconds (Only)                      $4,554,581.18       0.65%
Total (Entire Pool)                      $701,266,466.08

Resulting OCLTV
                                               OCLTV
Silent Seconds (Only)                          98.82%
Total (Entire Pool)                            84.76%